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Reconciliations 12 Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe 384,521$ (2,668)$ 381,853$ 292,133$ (1,637)$ 290,496$ Infiltrator Water Technologies 145,911 (22,412) 123,499 105,986 (18,692) 87,294 International International - Pipe 50,141 (5,170) 44,971 35,592 (896) 34,696 International - Allied Products & Other 13,433 - 13,433 13,706 - 13,706 Total International 63,574 (5,170) 58,404 49,298 (896) 48,402 Allied Products & Other 145,719 (3,004) 142,715 117,995 - 117,995 Intersegment Eliminations (33,254) 33,254 - (21,225) 21,225 - Total Consolidated 706,471$ -$ 706,471$ 544,187$ -$ 544,187$ Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe 758,531$ (4,571)$ 753,960$ 565,785$ (3,482)$ 562,303$ Infiltrator Water Technologies 272,653 (41,449) 231,204 208,139 (36,760) 171,379 International International - Pipe 100,979 (8,084) 92,895 62,542 (896) 61,646 International - Allied Products & Other 27,961 - 27,961 22,585 - 22,585 Total International 128,940 (8,084) 120,856 85,127 (896) 84,231 Allied Products & Other 272,755 (3,004) 269,751 234,913 - 234,913 Intersegment Eliminations (57,108) 57,108 - (41,138) 41,138 - Total Consolidated 1,375,771$ -$ 1,375,771$ 1,052,826$ -$ 1,052,826$ September 30, 2021 September 30, 2020 Three Months Ended Six Months Ended September 30, 2021 September 30, 2020

Reconciliations 13 (In thousands) 2021 2020 2021 2020 Segment adjusted gross profit Pipe 82,472$ 100,496$ 166,615$ 191,095$ Infiltrator Water Technologies 58,847 53,105 118,249 101,033 International 15,077 14,582 36,455 25,990 Allied Products & Other 67,979 60,380 131,278 120,848 Intersegment Eliminations 1,479 372 1,465 14 Total Segment Adjusted Gross Profit 225,854 228,935 454,062 438,980 Depreciation and amortization 17,250 16,463 34,782 32,886 ESOP and stock-based compensation expense 8,547 6,598 18,108 11,537 COVID-19 reltaed expenses - 17 - 197 Total Gross Profit 200,057$ 205,857$ 401,172$ 394,360$ (In thousands) 2021 2020 2021 2020 Net income (loss) 76,312$ 80,605$ 153,435$ 151,273$ Depreciation and amortization 34,194 35,778 68,850 71,559 Interest expense 8,437 9,360 16,344 19,330 Income tax expense 26,816 31,827 53,271 59,027 EBITDA 145,759 157,570 291,900 301,189 Loss on disposal of assets and costs from exit and disposal activities (901) 627 (912) 2,274 ESOP and stock-based compensation expense 17,631 14,626 38,437 27,088 Transaction costs (a) 834 718 877 1,374 Strategic growth and operational improvement initiatives (b) - 361 - 2,116 COVID-19 related costs (c) - 242 - 806 Other adjustments (d) 1,481 (70) 1,084 (1,303) Adjusted EBITDA 164,804$ 174,074$ 331,386$ 333,544$ Three Months Ended September 30, Six Months Ended September 30, Three Months Ended September 30, Six Months Ended September 30,